UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2005

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On August 29, 2003, the plaintiffs in the state derivative actions Bradford Mitchell v. Jeffrey Greenberg et al., Georgia Mansolas v. Jeffrey Greenberg et al. and Jeff Gravitter v. Robert Y. Greenberg filed a consolidated complaint entitled In re Skechers USA, Inc. Derivative Litigation, Case No. BC-293317, in the Superior Court of the State of California, Los Angeles County, consolidating the three state derivative actions. The complaint alleges violations of California Corporations Code §25402, breaches of fiduciary duty, waste of corporate assets and unjust enrichment. The complaint sought compensatory damages, treble damages, disgorgement of profits, imposition of a constructive trust, equitable and injunctive relief, and costs. The Company previously disclosed that the lawsuit had been settled in principle and a settlement stipulation between the parties had been signed, although the proposed settlement was still subject to court approval. On June 3, 2005, the court declined to approve the proposed settlement, although the court stated that the parties are free to settle the case between each other without formal court approval and indeed are encouraged to do so. While the Company still believes that the lawsuit is without merit, it will continue to seek ways to resolve the matter to avoid protracted litigation. The Company does not believe that any revised settlement will have a material adverse effect on the Company’s financial condition or results of operations as such amount is expected to be paid by the Company’s insurance carrier.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

June 7, 2005	By:	/s/ David Weinberg

Name: David Weinberg
Title: Chief Financial Officer